Exhibit 99.2

TransAtlantic Petroleum Ltd.

Announces Amendment and Restatement of Senior Credit Facility, Amendment of Dalea Credit Agreement, and Notice of Noncompliance with NYSE Amex Continued Listing Standards

FOR IMMEDIATE RELEASE

Hamilton, Bermuda (May 19, 2011) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE-AMEX: TAT) (the “Company”) announced today that on May 18, 2011 it closed on the previously announced amendment and restatement of its senior secured credit facility with Standard Bank Plc (“Standard Bank”) and BNP Paribas (Suisse) SA. The Company plans to utilize a portion of the proceeds from the credit facility to repay the Company’s $30.0 million short-term credit agreement with Standard Bank, which matures on May 25, 2011.

In addition, on May 18, 2011, the Company amended its $73.0 million short-term credit agreement with Dalea Partners, LP to extend the maturity date from June 28, 2011 to December 31, 2011. Dalea Partners, LP is an affiliate of N. Malone Mitchell, 3rd, the Company’s chairman and chief executive officer.

Finally, the Company reports that on May 17, 2011, the Company received a notice from NYSE Amex LLC (the “Exchange”) that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 with the Securities and Exchange Commission (the “SEC”). In addition, the Exchange asserted that the Company’s failure to timely file its Quarterly Report on Form 10-Q is a material violation of its listing agreement with the Exchange.

The Company expects to file its Quarterly Report on Form 10-Q with the SEC by the end of May. In the event that the Company is unable to file its Quarterly Report on Form 10-Q on or before May 31, 2011, the Company expects to submit a plan to the Exchange by that date advising the Exchange of action it has taken, or will take, that would bring the Company back into compliance with the Company Guide by no later than August 15, 2011. The Exchange will evaluate the plan and determine whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the applicable continued listing standards by August 15, 2011, in which case the plan will be accepted and the Company will have until August 15, 2011 to regain compliance with the continued listing standards.

About TransAtlantic

TransAtlantic Petroleum Ltd. is a vertically integrated, international energy company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. The Company holds interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Bulgaria and Romania. The Company owns its own drilling rigs and oilfield service equipment, which it uses to develop its properties in Turkey and Morocco. In addition, the Company’s drilling services business provides oilfield services and drilling services to third parties in Turkey and Iraq.

Forward-Looking Statements

This news release contains statements regarding the payment of outstanding debt, the preparation and filing of statements, plans or reports, including financial statements, the Company’s expectations concerning the payment of outstanding debt, the filing of statements, plans or reports with the SEC or the Exchange, as well as future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the continuing ability of the Company to operate effectively internationally, reliance on current oil and gas laws, rules and regulations, volatility of oil and gas prices, fluctuations in currency and interest rates, imprecision of resource estimates, the results of exploration, development and drilling, imprecision in estimates of future production capacity, changes in environmental and other regulations or the interpretation of such regulations, the ability to obtain necessary regulatory approvals, weather and general economic and business conditions. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contact:
N. Malone Mitchell, 3rd, Chairman and Chief Executive Officer
Phone:	(214) 220-4323
Internet:	http://www.transatlanticpetroleum.com
Address:	5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206